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EXHIBIT 4

Ten-year statistical review

Consolidated balance sheet

	2002	2001	2000	1999	1998
	(millions of dollars)
Assets

Cash resources	$6,538	$5,945	$4,187	$6,226	$3,079
Securities purchased under resale agreements	13,060	20,205	13,974	25,708	12,291
Securities	82,197	97,194	85,387	69,093	49,719
Loans	69,843	68,866	76,321	56,002	52,671
Residential mortgages	52,784	50,807	44,400	31,483	32,255
Customers' liability under acceptances	7,719	9,122	9,812	9,040	9,948
Trading derivatives' market revaluation[1]	25,739	21,435	14,258	9,651	12,898
Goodwill and intangible assets	6,517	6,679	7,835	909	958
Land, buildings, equipment and other assets	13,643	7,585	8,644	6,305	8,012

Total	$278,040	$287,838	$264,818	$214,417	$181,831

Liabilities

Deposits—personal	$100,942	$95,982	$92,488	$52,774	$47,693
—other	88,248	97,932	93,320	87,612	72,984
Acceptances	7,719	9,122	9,812	9,040	9,948
Obligations related to securities sold short	17,058	21,436	19,007	15,044	13,034
Obligations related to securities sold under repurchase agreements	8,655	14,637	8,856	19,241	8,421
Trading derivatives' market revaluation[1]	25,954	21,770	12,802	8,473	12,232
Other liabilities	10,830	7,391	9,644	7,148	5,380

	259,406	268,270	245,929	199,332	169,692

Subordinated notes and debentures	4,343	4,892	4,883	3,217	3,606

Non-controlling interest in subsidiaries	1,250	1,272	1,656	335	—

Shareholders' equity
Capital stock—preferred	1,485	1,492	1,251	833	845
—common	2,846	2,259	2,060	2,006	1,301
Retained earnings	8,710	9,653	9,039	8,694	6,387

	13,041	13,404	12,350	11,533	8,533

Total	$278,040	$287,838	$264,818	$214,417	$181,831

	1997	1996	1995	1994	1993
	(millions of dollars)
Assets

Cash resources	$7,587	$5,216	$4,351	$3,148	$1,791
Securities purchased under resale agreements	23,321	13,063	6,363	2,736	1,537
Securities	33,422	24,224	22,128	19,310	13,140
Loans	49,260	43,767	39,968	40,945	37,041
Residential mortgages	30,442	28,624	26,327	25,180	24,002
Customers' liability under acceptances	7,036	6,411	6,297	4,809	4,166
Trading derivatives' market revaluation[1]	6,489	4,653	6,610	—	—
Goodwill and intangible assets	522	522	—	—	—
Land, buildings, equipment and other assets	5,773	3,817	3,301	3,631	3,334

Total	$163,852	$130,297	$115,345	$99,759	$85,011

Liabilities

Deposits—personal	$44,044	$43,546	$41,551	$41,181	$40,394
—other	66,582	44,017	39,580	39,282	27,345
Acceptances	7,036	6,411	6,297	4,809	4,166
Obligations related to securities sold short	9,640	6,363	6,098	1,604	1,131
Obligations related to securities sold under repurchase agreements	15,199	11,807	3,627	2,033	1,423
Trading derivatives' market revaluation[1]	6,485	4,786	6,477	—	—
Other liabilities	4,172	4,353	3,258	2,901	3,357

	153,158	121,283	106,888	91,810	77,816

Subordinated notes and debentures	3,391	2,335	2,404	2,510	2,179

Non-controlling interest in subsidiaries	—	—	—	—	—

Shareholders' equity
Capital stock—preferred	546	534	535	397	408
—common	1,297	1,305	882	879	877
Retained earnings	5,460	4,840	4,636	4,163	3,731

	7,303	6,679	6,053	5,439	5,016

Total	$163,852	$130,297	$115,345	$99,759	$85,011

Consolidated statement of operations2

	2002	2001	2000	1999	1998
	(millions of dollars)
Net interest income (TEB)	$5,522	$4,636	$3,804	$3,173	$3,140
Provision for credit losses	2,925	620	480	275	450

Net interest income after credit loss provision	2,597	4,016	3,324	2,898	2,690

Other income
Investment and securities services	2,085	2,205	2,640	1,721	1,217
Credit fees	415	425	545	463	403
Net investment securities gains	26	216	382	362	386
Trading income	529	1,318	1,225	679	298
Service charges	596	561	441	289	283
Loan securitizations	218	272	236	94	33
Card services	249	249	233	190	180
Insurance	375	326	198	65	56
Trust fees	76	86	75	23	21
Other	320	439	425	206	320

	4,889	6,097	6,400	4,092	3,197

Net interest and other income	7,486	10,113	9,724	6,990	5,887

Non-interest expenses
Salaries and employee benefits	3,566	3,708	3,399	2,483	2,167
Occupancy including depreciation	605	592	498	373	344
Equipment including depreciation	661	656	561	395	335
Other	1,922	1,969	1,849	1,257	1,042

Non-interest expenses excluding non-cash goodwill/intangible amortization and restructuring costs	6,754	6,925	6,307	4,508	3,888

Income before provision for income taxes and non-controlling interest in net income of subsidiaries	732	3,188	3,417	2,482	1,999
Provision for income taxes (TEB)	172	981	1,322	1,005	816
Non-controlling interest in net income of subsidiaries	34	49	77	5	—

Net income—operating cash basis	$526	$2,158	$2,018	$1,472	$1,183
Preferred dividends	84	83	56	43	45

Net income applicable to common shares—operating cash basis	$442	$2,075	$1,962	$1,429	$1,138

Special increase in general provision, net of income taxes	—	208	—	—	—
Gain on sale of mutual fund record keeping and custody business, net of income taxes	32	—	—	—	—
Gains on sale of investment real estate, net of income taxes	—	275	—	—	—
Restructuring costs, net of income taxes	—	138	271	—	—
Income tax expense from income tax rate changes	—	75	—	—	—
Special gains, net of income taxes[3]	—	—	—	1,553	—

Net income applicable to common shares—cash basis	$474	$1,929	$1,691	$2,982	$1,138
Non-cash goodwill amortization, net of income taxes	—	189	133	42	62
Non-cash intangible amortization, net of income taxes	634	440	589	2	—

Net income (loss) applicable to common shares—reported basis	$(160)	$1,300	$969	$2,938	$1,076

	1997	1996	1995	1994	1993
	(millions of dollars)
Net interest income (TEB)	$2,983	$2,603	$2,498	$2,560	$2,384
Provision for credit losses	360	152	180	345	600

Net interest income after credit loss provision	2,623	2,451	2,318	2,215	1,784

Other income
Investment and securities services	952	440	267	230	149
Credit fees	352	312	289	243	178
Net investment securities gains	329	103	92	32	(60)
Trading income	270	186	150	129	119
Service charges	268	260	251	240	231
Loan securitizations	—	—	—	—	—
Card services	165	150	133	87	109
Insurance	42	31	46	26	17
Trust fees	30	23	19	18	13
Other	242	244	214	174	184

	2,650	1,749	1,461	1,179	940

Net interest and other income	5,273	4,200	3,779	3,394	2,724

Non-interest expenses
Salaries and employee benefits	1,826	1,452	1,305	1,221	1,061
Occupancy including depreciation	313	283	283	276	266
Equipment including depreciation	270	237	216	179	163
Other	917	682	609	533	535

Non-interest expenses excluding non-cash goodwill/intangible amortization and restructuring costs	3,326	2,654	2,413	2,209	2,025

Income before provision for income taxes and non-controlling interest in net income of subsidiaries	1,947	1,546	1,366	1,185	699
Provision for income taxes (TEB)	802	632	572	502	345
Non-controlling interest in net income of subsidiaries	—	—	—	—	—

Net income—operating cash basis	$1,145	$914	$794	$683	$354
Preferred dividends	31	32	38	40	29

Net income applicable to common shares—operating cash basis	$1,114	$882	$756	$643	$325

Special increase in general provision, net of income taxes	—	—	—	—	—
Gain on sale of mutual fund record keeping and custody business, net of income taxes	—	—	—	—	—
Gains on sale of investment real estate, net of income taxes	—	—	—	—	—
Restructuring costs, net of income taxes	—	—	—	—	79
Income tax expense from income tax rate changes	—	—	—	—	—
Special gains, net of income taxes[3]	—	—	—	—	—

Net income applicable to common shares—cash basis	$1,114	$882	$756	$643	$246
Non-cash goodwill amortization, net of income taxes	57	—	—	—	—
Non-cash intangible amortization, net of income taxes	—	—	—	—	—

Net income (loss) applicable to common shares—reported basis	$1,057	$882	$756	$643	$246

1
As the information is not reasonably determinable, amounts for years prior to 1995 have not been restated to reflect the separate reporting of trading derivatives' market revaluation.

2
Operating cash basis measurements are explained in the "How the Bank reports" section on page 7 of this annual report.

3
Special gains on the sale of TD Waterhouse Group, Inc. and Knight/Trimark in 1999.

Consolidated statement of changes in shareholders' equity

	2002	2001	2000	1999	1998
Preferred shares	(millions of dollars)

Balance at beginning of year	$1,492	$1,251	$833	$845	$546
Proceeds from share issues	—	225	410	—	350
Share redemptions	—	—	—	—	(75)
Translation adjustment on shares issued in a foreign currency	(7)	16	8	(12)	24

Balance at end of year	1,485	1,492	1,251	833	845

Common shares
Balance at beginning of year	2,259	2,060	2,006	1,301	1,297
Issued on acquisition of subsidiaries	—	181	41	—	—
Proceeds from shares issued for cash	400	—	—	700	—
Proceeds from shares issued on exercise of options	13	18	13	5	4
Proceeds from shares issued as a result of dividend reinvestment plan	174	—	—	—	—
Shares purchased for cancellation	—	—	—	—	—

Balance at end of year	2,846	2,259	2,060	2,006	1,301

Retained earnings
Balance at beginning of year	9,653	9,039	8,694	6,387	5,460
Net income (loss)	(76)	1,383	1,025	2,981	1,121
Preferred dividends	(84)	(83)	(56)	(43)	(45)
Common dividends	(718)	(684)	(572)	(433)	(392)
Foreign currency translation adjustments, net of income taxes	(32)	171	2	(149)	270
Shares purchased for cancellation	—	—	—	—	—
Stock options settled in cash, net of income taxes	(25)	(39)	(41)	(37)	(25)
Obligations arising from adoption of accounting standard for employee future benefits, net of income taxes	—	(132)	—	—	—
Other	(8)	(2)	(13)	(12)	(2)

Balance at end of year	8,710	9,653	9,039	8,694	6,387

Total common equity	11,556	11,912	11,099	10,700	7,688

Total equity	$13,041	$13,404	$12,350	$11,533	$8,533

Other statistics[1]
Per common share[2]
1 Basic net income—operating cash basis[3]	$.69	$3.31	$3.16	$2.39	$1.92
2 Diluted net income—operating cash basis[3,4]	.68	3.27	3.12	2.35	—
3 Basic net income — reported basis	(.25)	2.07	1.56	4.90	1.81
4 Diluted net income — reported basis[4]	(.25)	2.05	1.53	4.81	—
5 Dividends	1.12	1.09	.92	.72	.66
6 Book value	17.91	18.97	17.83	17.25	12.94
7 Closing market price	29.35	35.94	41.95	33.75	22.95
8 Closing market price to book value	1.64	1.89	2.35	1.96	1.77
9 Closing market price appreciation	(18.3)%	(14.3)%	24.3%	47.1%	(11.1)%
10 Total market return	(15.2)	(11.7)	27.0	50.2	(8.6)

Performance ratios
11 Return on common shareholders' equity—operating cash basis[3]	3.6%	18.0%	18.0%	16.7%	15.9%
12 Return on common shareholders' equity — reported basis	(1.3)	11.3	8.9	34.3	15.0
13 Return on risk-weighted assets—operating cash basis[3]	.42	1.68	1.67	1.35	1.15
14 Return on risk-weighted assets — reported basis	(.06)	1.07	.85	2.73	1.09
15 Efficiency ratio — operating cash basis[3,5]	64.9	64.5	61.8	62.6	63.8
16 Efficiency ratio — reported basis	74.2	78.1	79.6	50.1	62.4
17 Net interest rate margin (TEB)	2.09	1.83	1.63	1.70	1.95
18 Common dividend payout ratio—operating cash basis[3]	162.4	33.0	29.2	30.3	34.4
19 Common dividend payout ratio — reported basis	—	52.6	59.0	14.7	36.4
20 Dividend yield[6]	3.2	2.7	2.3	2.1	2.4
21 Price earnings ratio—operating cash basis[3,7]	43.8	11.0	13.4	14.4	11.9
22 Price earnings ratio — reported basis[7]	—	17.5	27.4	7.0	12.7

Asset quality
23 Net impaired loans as a % of net loans[8]	(.7)%	—%	(.1)%	(.3)%	(.3)%
24 Net impaired loans as a % of common equity	(8.4)	(.4)	(1.4)	(2.4)	(3.4)
25 Provision for credit losses as a % of net average loans[8]	2.24	.71	.39	.28	.48

Capital ratios
26 Tier 1 capital to risk-weighted assets	8.1%	8.4%	7.2%	10.1%	7.2%
27 Total capital to risk-weighted assets	11.6	11.9	10.8	13.3	11.0
28 Common equity to total assets	4.2	4.1	4.2	5.0	4.2
Other
29 Number of common shares outstanding (thousands) [2]	645,399	628,451	622,616	620,343	594,238
30 Market capitalization (millions)	$18,942	$22,587	$26,119	$20,937	$13,638
31 Number of employees[9]	42,817	45,565	45,026	30,636	29,236
32 Number of domestic retail outlets[10]	1,178	1,294	1,355	904	916
33 Number of retail brokerage offices	283	276	292	269	254
34 Number of Automated Banking Machines	2,608	2,777	2,836	2,164	2,124

	1997	1996	1995	1994	1993
Preferred shares	(millions of dollars)

Balance at beginning of year	$534	$535	$397	$408	$456
Proceeds from share issues	—	—	225	234	—
Share redemptions	—	—	(85)	(248)	(48)
Translation adjustment on shares issued in a foreign currency	12	(1)	(2)	3	—

Balance at end of year	546	534	535	397	408

Common shares
Balance at beginning of year	1,305	882	879	877	877
Issued on acquisition of subsidiaries	1	459	—	—	—
Proceeds from shares issued for cash	—	—	—	—	—
Proceeds from shares issued on exercise of options	21	12	3	2	—
Proceeds from shares issued as a result of dividend reinvestment plan	—	—	—	—	—
Shares purchased for cancellation	(30)	(48)	—	—	—

Balance at end of year	1,297	1,305	882	879	877

Retained earnings
Balance at beginning of year	4,840	4,636	4,163	3,731	3,682
Net income (loss)	1,088	914	794	683	275
Preferred dividends	(31)	(32)	(38)	(40)	(29)
Common dividends	(335)	(302)	(265)	(238)	(229)
Foreign currency translation adjustments, net of income taxes	120	(8)	(13)	44	26
Shares purchased for cancellation	(222)	(375)	—	—	—
Stock options settled in cash, net of income taxes	(6)	—	—	—	—
Obligations arising from adoption of accounting standard for employee future benefits, net of income taxes	—	—	—	—	—
Other	6	7	(5)	(17)	6

Balance at end of year	5,460	4,840	4,636	4,163	3,731
Total common equity	6,757	6,145	5,518	5,042	4,608

Total equity	$7,303	$6,679	$6,053	$5,439	$5,016

Other statistics[1]
Per common share[2]
1 Basic net income—operating cash basis[3]	$1.87	$1.48	$1.25	$1.07	$.54
2 Diluted net income—operating cash basis[3,4]	—	—	—	—	—
3 Basic net income — reported basis	1.77	1.48	1.25	1.07	.41
4 Diluted net income — reported basis[4]	—	—	—	—	—
5 Dividends	.56	.50	.44	.39	.38
6 Book value	11.38	10.15	9.16	8.37	7.65
7 Closing market price	25.83	15.68	11.88	10.25	10.50
8 Closing market price to book value	2.27	1.54	1.30	1.22	1.37
9 Closing market price appreciation	64.8%	32.0%	15.9%	(2.4)%	15.9%
10 Total market return	68.3	36.2	20.1	1.4	20.1

Performance ratios
11 Return on common shareholders' equity—operating cash basis[3]	17.4%	15.4%	14.3%	13.3%	7.1%
12 Return on common shareholders' equity — reported basis	16.6	15.4	14.3	13.3	5.4
13 Return on risk-weighted assets—operating cash basis[3]	1.18	1.06	.99	.90	.51
14 Return on risk-weighted assets — reported basis	1.13	1.06	.99	.90	.40
15 Efficiency ratio—operating cash basis[3,5]	61.2	61.0	60.2	59.6	59.2
16 Efficiency ratio — reported basis	60.1	61.0	60.9	59.1	65.1
17 Net interest rate margin (TEB)	2.35	2.53	2.65	2.95	3.14
18 Common dividend payout ratio—operating cash basis[3]	30.0	34.3	35.1	37.0	70.4
19 Common dividend payout ratio — reported basis	31.7	34.3	35.1	37.0	93.0
20 Dividend yield[6]	2.7	3.7	4.0	3.8	4.2
21 Price earnings ratio—operating cash basis[3,7]	13.8	10.6	9.5	9.6	19.4
22 Price earnings ratio — reported basis[7]	14.6	10.6	9.5	9.6	25.7

Asset quality
23 Net impaired loans as a % of net loans[8]	(.1)%	.4%	1.0%	1.0%	1.9%
24 Net impaired loans as a % of common equity	(1.2)	5.6	12.8	14.4	26.5
25 Provision for credit losses as a % of net average loans[8]	.43	.20	.23	.48	.91

Capital ratios
26 Tier 1 capital to risk-weighted assets	6.6%	6.8%	7.4%	6.9%	6.7%
27 Total capital to risk-weighted assets	10.2	9.3	10.3	10.2	9.7
28 Common equity to total assets	4.1	4.9	5.1	5.1	5.4

Other
29 Number of common shares outstanding (thousands) [2]	593,892	605,406	602,806	602,402	602,180
30 Market capitalization (millions)	$15,337	$9,490	$7,158	$6,175	$6,323
31 Number of employees[9]	28,001	26,815	25,413	25,767	25,603
32 Number of domestic retail outlets[10]	913	947	952	965	967
33 Number of retail brokerage offices	198	157	54	41	—
34 Number of Automated Banking Machines	2,038	1,991	1,966	1,891	1,858

Operating cash basis measurements are explained in the "How the Bank reports" section on page 7 of this annual report.

Adjusted to reflect the one-for-one stock dividend paid on July 31, 1999.

Operating cash basis measurements are defined in the "How the Bank reports" section on page 7 of this annual report.

4
As the information is not reasonably determinable, amount for years prior to 1999 have not been calculated to give effect to dilution under the treasury stock method.

5
Efficiency ratio excluding non-cash goodwill/intangible amortization and all special items.

6
Dividends paid during the year divided by average of high and low common share prices for the year. Yield for 1994 and prior based on dividends paid in the year divided by the opening stock price.

7
Beginning in 1999, the price earnings ratio is computed using diluted net income per common share. Prior to 1999, the price earnings ratio is computed using basic net income per common share.

8
Includes customers' liability under acceptances.

9
Reflects the number of employees on a full-time equivalent basis.

Includes retail bank outlets, private client centre branches, estates and trusts branches.

Reported quarterly results

	2002				2001
	Quarter ended				Quarter ended
(millions of dollars)
	October 31	July 31	April 30	January 31	October 31	July 31	April 30	January 31
Net interest income (TEB)	$1,441	$1,452	$1,368	$1,261	$1,341	$1,147	$1,088	$1,060
Provision for credit losses	(950)	(1,250)	(400)	(325)	(190)	(190)	(120)	(120)
Other income	1,054	1,016	1,189	1,630	1,288	1,534	1,559	1,716
Non-interest expenses excluding non-cash goodwill/intangible amortization and restructuring costs	(1,635)	(1,641)	(1,687)	(1,791)	(1,735)	(1,726)	(1,726)	(1,738)

Income (loss) before provision for income taxes and non-controlling interest in subsidiaries	(90)	(423)	470	775	704	765	801	918
Provison for (benefit of) income taxes (TEB)	(57)	(158)	147	240	175	233	242	331
Non-controlling interest in net income of subsidiaries	(9)	(6)	(10)	(9)	(8)	(10)	(13)	(18)

Net income (loss)—operating cash basis[1]	$(42)	$(271)	$313	$526	$521	$522	$546	$569
Preferred dividends	(21)	(21)	(21)	(21)	(22)	(20)	(21)	(20)

Net income (loss) applicable to common shares—operating cash basis	$(63)	$(292)	$292	$505	$499	$502	$525	$549
Special increase in general provision, net of income taxes	—	—	—	—	—	—	(96)	(112)
Gain on sale of mutual fund record keeping and custody business, net of income taxes	—	18	—	14	—	—	—	—
Gains on sale of investment real estate, net of income taxes	—	—	—	—	—	—	163	112
Restructuring costs, net of income taxes	—	—	—	—	(76)	(30)	—	(32)
Income tax expense from income tax rate changes	—	—	—	—	—	(25)	—	(50)

Net income (loss) applicable to common shares—cash basis	$(63)	$(274)	$292	$519	$423	$447	$592	$467
Non-cash goodwill amortization, net of income taxes	—	—	—	—	(49)	(48)	(48)	(44)
Non-cash intangible amortization, net of income taxes	(156)	(154)	(160)	(164)	(171)	(78)	(185)	(6)

Net income (loss) applicable to common shares—reported basis	$(219)	$(428)	$132	$355	$203	$321	$359	$417

(dollars)
Basic net income (loss) per common share—operating cash basis[1]	$(.10)	$(.46)	$.46	$.79	$.79	$.80	$.84	$.88
Diluted net income (loss) per common share—operating cash basis[1]	(.10)	(.46)	.45	.78	.78	.79	.83	.87
Basic net income (loss) per common share—reported basis	(.34)	(.67)	.20	.56	.32	.51	.57	.67
Diluted net income (loss) per common share—reported basis	(.34)	(.67)	.20	.55	.32	.51	.56	.66
Dividends per share	.28	.28	.28	.28	.28	.28	.28	.25

Return on common shareholders' equity—operating cash basis[1]	(2.1)%	(9.5)%	9.7%	16.4%	16.8%	17.1%	18.7%	19.5%
Return on common shareholders' equity—reported basis	(7.4)	(13.9)	4.4	11.5	6.8	10.9	12.8	14.8

(billions of dollars)
Average earning assets	$260	$266	$269	$265	$256	$259	$252	$247
Net interest income (TEB) as a % of average earning assets	2.20%	2.17%	2.09%	1.89%	2.08%	1.76%	1.77%	1.70%

1
Operating cash basis measurements are defined in the "How the Bank reports" section on page 7 of this annual report.

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EXHIBIT 4
Ten-year statistical review
Consolidated balance sheet
Consolidated statement of operations2
Consolidated statement of changes in shareholders' equity
Reported quarterly results